Exhibit 23.2

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated October 14, 2012, on the consolidated financial statements of Seven Arts Entertainment, Inc. as of June 30, 2012 and 2011 and the related consolidated statements of operations and other comprehensive income, stockholders’ equity and cash flows for the years then ended, as included in the Form S-8 Registration Statement filed with the Securities & Exchange Commission.

The Hall Group, CPAs
Dallas, Texas

June 7, 2013